                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                OROAMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                                OROAMERICA, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 23, 1998

To the Stockholders of OroAmerica, Inc.:

     The Annual Meeting of Stockholders of OroAmerica, Inc., a Delaware corporation, will be held on Tuesday, June 23, 1998, at 10:00 a.m., P.S.T., at The Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California, for the following purposes:

     (1) To elect a Board of Directors;

     (2) To consider and act upon a proposal to adopt the 1998 Incentive Stock Option Plan;

     (3) To consider and act upon a proposal to ratify the selection of auditors; and

     (4) To transact any other business that may properly come before the meeting.

     Only stockholders of record at the close of business on May 15, 1998 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

                                          By Order of the Board of Directors


                                          /s/ Betty Sou
                                          -----------------------------------
                                              Betty Sou
                                              Secretary

Burbank, California
May 21, 1998

                                OROAMERICA, INC.
                            443 NORTH VARNEY STREET
                           BURBANK, CALIFORNIA 91502
                                 (818) 848-5555
                            ------------------------

                                PROXY STATEMENT

                                  MAY 21, 1998

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OroAmerica, Inc. ("OroAmerica" or the "Company") for the Annual Meeting of Stockholders to be held on June 23, 1998 and any postponements or adjournments thereof. This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy were first mailed to stockholders on or about May 21, 1998.

     The execution and return of the enclosed proxy will not in any way affect a stockholder's right to attend the Annual Meeting in person. Any stockholder giving a proxy may revoke it before it is voted by so notifying the Secretary of OroAmerica in writing before or at the meeting, by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. Your cooperation in promptly returning the enclosed proxy will reduce OroAmerica's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

     Only stockholders of record at the close of business on May 15, 1998 are entitled to receive notice of and to vote at the meeting. On that date, OroAmerica had outstanding and entitled to vote at the Annual Meeting 6,263,378 shares of Common Stock, each of which is entitled to one vote at the meeting, except as noted below with respect to the election of directors. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum for the transaction of business.

     A plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the votes cast is required to approve each of the other matters to be acted upon at the Annual Meeting. Mr. Benhamou, who owns 3,573,560 shares of Common Stock, representing 57.1% of the votes entitled to be cast at the Annual Meeting, has advised the Board of Directors that he intends to vote all of his shares for the election of each of the Board's nominees and in favor of each of the other proposals identified in the accompanying Notice of Annual Meeting.

     Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not taken into account for purposes of determining whether a proposal has been approved by the requisite stockholder vote.

     All proxies will be voted as directed by the stockholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED "FOR" THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, "FOR" THE 1998 INCENTIVE STOCK OPTION PLAN AND "FOR" THE RATIFICATION OF THE SELECTION OF AUDITORS.

     If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment, subject to direction by the Board of Directors, to the same extent as the person signing the proxy. It currently is not anticipated that any other matters will be raised at the Annual Meeting.

     The cost of preparing, printing and mailing the Proxy Statement, the Notice and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by OroAmerica. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of OroAmerica, but no additional compensation will be paid to such individuals on account of such activities. OroAmerica will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

                             ELECTION OF DIRECTORS

NOMINEES AND VOTING

     The Company is incorporated under the laws of the State of Delaware. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, the Company's Board of Directors, which currently consists of five members, is divided into three classes, with one class of directors elected at each annual meeting of stockholders for a three-year term and until their respective successors are elected and qualified. However, since the Company's Common Stock is held by less than 800 stockholders, a majority of the Common Stock is held by persons with California addresses and the Company has substantial business contacts with the State of California, the Company is subject to Section 2115 of the California Corporation Code. As a result, certain legal matters, including provisions relating to the election of directors, are governed by California law and not by Delaware law or the Company's Certificate of Incorporation and Bylaws. Under applicable California law, all directors of the Company are required to be elected each year.

     Cumulative voting also could apply under applicable California law. This means that, in the election of directors, each stockholder is entitled to a number of votes equal to the number of his or her shares of stock multiplied by the number of directors to be elected. A stockholder may cast all of such votes for a single nominee or distribute them among the nominees as he or she sees fit. However, no stockholder is entitled to cumulate votes for a nominee unless the nominee's name has been placed in nomination prior to the vote and a stockholder has given notice at the meeting, prior to the voting, of the stockholder's intention to cumulate his or her votes. If any one stockholder gives such notice, all stockholders may cumulate their votes for nominees. The persons named in the enclosed form of Proxy may, in their discretion, cumulate votes pursuant to the proxies for any one or more nominees.

     The Board of Directors has nominated for election as directors the five persons named below, all of whom are incumbent directors. All of the nominees have indicated that they are able and willing to serve as a directors.

     If the Company continues to be subject to Section 2115 of the California Corporations Code at the time of the next annual meeting of stockholders, the directors elected at the Annual Meeting will hold office until the next annual meeting and until their respective successors are elected and qualified. However, if at the time of the next annual meeting the Company no longer is subject to Section 2115, Mr. Massing will be deemed to have been elected as a Class II director to serve for a term of three years and until his successor is elected and qualified, and Messrs. Benhamou and Rousso will be deemed to have been elected as Class I directors to serve for a term of two years and until their successors are elected and qualified,. The terms of Messrs. Shao and Katz will expire at the next annual meeting and upon the election and qualification of their successors regardless of whether the Company continues to be subject to
Section 2115.

     The Board of Directors recommends that the stockholders vote "FOR" the election of its nominees. Unless otherwise instructed, the Board's proxies intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable to serve, the Board's proxies will vote instead for such other person or persons as the Board of Directors may recommend.

     The following table sets forth certain information as of May 15, 1998 with respect to the Board's nominees:

                                                                    DIRECTOR
                            NAME                              AGE    SINCE
                            ----                              ---   --------
Class I
Guy Benhamou................................................   46     1977
David Rousso................................................   57     1995
Class II
Bertram K. Massing..........................................   64     1987
Class III
Shiu Shao...................................................   46     1993
Ronald A. Katz..............................................   62     1993

BUSINESS EXPERIENCE OF DIRECTORS DURING THE PAST FIVE YEARS

     Guy Benhamou is a co-founder of the Company and has been its President, Chief Executive Officer and a member of its Board of Directors since its inception in January 1977. Mr. Benhamou was appointed Chairman of the Board in May 1993.

     David Rousso was appointed to the Board of Directors in November 1995. Mr. Rousso has been a professional investor since January 1991, and is the President and sole stockholder of DPR Investments, a financial consulting firm. Mr. Rousso also is Chairman of the Board of CreditCheck, Inc., a privately held financial software company.

     Bertram K. Massing has been a partner in the law firm of Ervin, Cohen & Jessup LLP, which represents the Company in a variety of legal matters, for more than the past five years. Mr. Massing's practice focuses primarily on corporate and securities law.

     Shiu Shao has been employed by the Company since April 1981. Mr. Shao served as Controller of the Company from 1981 to 1984 and Vice
President -- Finance from 1984 until September 1991, when he was appointed Chief Financial Officer. Mr. Shao also has served as a director of the Company since May 1993 and was appointed a Vice President of the Company in May 1994.

     Ronald A. Katz is the Chief Executive Officer of Ronald A. Katz Technology Licensing, L.P., a patent licensing company. He served as Special Advisor to the Chairman of First Data Corporation, an affiliate of American Express, from August 1992 to October 1994, and served as Vice Chairman of American Express Information Services Corporation from August 1989 to August 1992. From 1970 to 1988, Mr. Katz was involved in a variety of business ventures, including the formation of Light Signatures, Inc., a developer of counterfeit prevention technology. Mr. Katz also was a co-founder of Telecredit, Inc., a payment services company, and served as an executive officer of Telecredit from 1961 to 1970.

     No family relationships exist between any of the directors or officers of OroAmerica.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     OroAmerica maintains an Audit Committee whose current members are Messrs. Massing, Katz and Rousso. The Audit Committee's responsibilities include approval of the selection and engagement of independent accountants and review of the plan and scope of their audit for each year, the results of such audit when completed and their fees for services performed. The Audit Committee also assists and makes recommendations to the Board of Directors in fulfilling the Board's responsibilities relating to OroAmerica's accounting, financial reporting and internal control functions and reviews and passes upon all transactions with affiliates and other persons having a material financial interest in OroAmerica. The Audit Committee met once during fiscal 1998.

     OroAmerica maintains a Compensation Committee whose current members are Mr. Katz and Mr. Rousso. Mr. Massing also was a member of the Compensation Committee until March 1997. The

Compensation Committee approves the compensation of the executive officers of OroAmerica, formulates and reviews significant compensation policies and decisions and administers OroAmerica's employee benefit plans. The Compensation Committee met once during fiscal 1998.

     OroAmerica's Board of Directors met four times during fiscal 1998. Each director attended at least 75% of the meetings of the Board of Directors and of any committees on which he served. OroAmerica does not maintain a nominating committee.

COMPENSATION OF DIRECTORS

     Since September 30, 1993, directors who are not employees of OroAmerica have been paid an annual fiscal year retainer of $10,000 plus $1,000 for each Board meeting attended. The same compensation arrangements will apply in fiscal 1999. All directors are reimbursed for their travel expenses incurred in attending Board or committee meetings.

     Pursuant to the provisions of the OroAmerica, Inc. 1994 Directors' Stock Option Plan (the "Directors' Plan"), each new non-employee director, on the date of his or her election to the Board of Directors (whether elected by the stockholders or the Board of Directors), automatically will be granted a stock option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Only one grant may be made under the Directors' Plan to each non-employee director. In recognition of his services to the Board of Directors, on April 14, 1997, Mr. Massing was granted a stock option to purchase 5,000 shares of Common Stock at an exercise price of $4.9375, the fair market value of the Common Stock on the date of grant. The option, which was granted outside of the Directors' Plan, has a ten-year term and is subject to vesting over a five-year period, with 20% of the option becoming exercisable on each successive anniversary of the date of grant.

     On April 14, 1998, the Board of Directors adopted the Supplemental Non-Employee Directors' Stock Option Plan (the "Supplemental Plan"), which provides for automatic grants to each non-employee director of stock options to purchase 1,000 shares of Common Stock on April 14, 1998, and each time a non-employee director is re-elected to the Board of Directors following the 1998 Annual Meeting. In accordance with the Supplemental Plan, effective April 14, 1998, Messrs. Katz, Massing and Rousso were each granted a stock option to purchase 1,000 shares of Common Stock at an exercise price of $7.00 per share, the fair market value of the Common Stock on the date of grant. No additional stock options will be granted to such directors as a result of their election to the Board of Directors at the 1998 Annual Meeting.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth information with respect to the beneficial ownership of OroAmerica Common Stock as of May 15, 1998 by (i) each person who is known by OroAmerica to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director of OroAmerica, (iii) the executive officers named in the Summary Compensation Table on page 6 and (iv) all directors and executive officers as a group. Unless otherwise indicated, each of the entities and persons named in the table has sole voting and investment power with respect to all shares of Common Stock beneficially owned by it or him, except to the extent that authority is shared by spouses under applicable law.

                                                           SHARES BENEFICIALLY
                                                                 OWNED(1)
                                                           --------------------
                    NAME AND ADDRESS                        NUMBER      PERCENT
                    ----------------                       ---------    -------
Guy Benhamou.............................................  3,573,560     57.05%
  443 North Varney Street
     Burbank, CA 91502
FMR Corp.(2).............................................    414,200      6.61%
  82 Devonshire Street
     Boston, MA 02109
Shiu Shao................................................    111,750      1.75%
Sophia Chalermsopone.....................................     96,750      1.52%
David Rousso.............................................     64,000         *
David Wu.................................................     27,830         *
Claudia Hollingsworth....................................     26,000         *
Bertram K. Massing.......................................     15,000         *
Ronald A. Katz...........................................     10,000         *
All directors and executive officers as a group (10        3,937,890     60.02%
  persons)...............................................

---------------
 *  Indicates ownership of less than one percent.

(1) Includes shares which may be purchased upon the exercise of options which are exercisable as of May 15, 1998, or become exercisable within 60 days thereafter, for the following: Mr. Benhamou -- 0 shares; Mr. Shao -- 111,750 shares; Ms. Chalermsopone -- 96,250 shares; Mr. Rousso -- 4,000 shares; Mr. Wu -- 26,000 shares; Ms. Hollingsworth -- 26,000 shares; Mr.
    Massing -- 11,000 shares; Mr. Katz -- 10,000 shares; and all directors and executive officers as a group -- 298,000 shares.

(2) Sole voting power with respect to 7,800 shares and sole dispositive power with respect to 392,500 shares.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes all compensation paid to OroAmerica's Chief Executive Officer and to each of the other four most highly paid executive officers for services rendered in all capacities to OroAmerica for the fiscal years ended January 30, 1998, January 31, 1997 and February 2, 1996.

                                                                        LONG-TERM
                                                                      COMPENSATION
                                           ANNUAL COMPENSATION         SECURITIES
                                        --------------------------     UNDERLYING         ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR    SALARY     BONUS     OPTIONS/SARS(1)   COMPENSATION(2)
     ---------------------------        ----   --------   --------   ---------------   ---------------
Guy Benhamou..........................  1998   $650,000   $177,434           --            $7,421
  Chairman of the Board                 1997    637,500         --           --             6,530
  President and Chief Executive         1996    662,500         --           --             7,942
  Officer
Shiu Shao.............................  1998    230,776    108,641           --             7,421
  Vice President and Chief              1997    211,554         --       10,000             6,530
  Financial Officer                     1996    219,246         --           --             7,942
Claudia Hollingsworth.................  1998    190,395     94,330           --             3,167
  Vice President -- Sales               1997    167,321         --       10,000             2,375
                                        1996    145,351         --           --             2,310
David Wu..............................  1998    164,931     82,264           --             3,167
  Vice President -- Manufacturing       1997    140,197         --       10,000             2,375
                                        1996    146,053         --           --             2,310
Sophia Chalermsopone..................  1998    163,741     33,994           --             5,956
  Vice President -- Sales               1997    142,169         --       10,000             5,203
                                        1996    159,545         --           --             5,178

---------------
(1) Number of shares of Common Stock underlying options granted under the Amended and Restated OroAmerica, Inc. 1988 Incentive Stock Option Plan (the "1988 Plan"). No SARs may be granted under the 1988 Plan.

(2) Consists of contributions by the Company to a defined contribution 401(k) plan for each of the named executive officers of $3,167 in fiscal 1998, $2,375 in fiscal 1997 and $2,310 in fiscal 1996. Also includes premiums for medical and dental insurance coverage for dependents of Mr. Benhamou, Mr. Shao and Ms. Chalermsopone of $4,254, $4,254 and $2,789, respectively, for fiscal 1998, $4,155, $4,155 and $2,828, respectively, for fiscal 1997 and $5,632, $5,632 and $2,868, respectively, for fiscal 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were granted to any of the named executive officers during the fiscal year ended January 30, 1998.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END VALUE

     The following table sets forth information with respect to the named executive officers with respect to the unexercised stock options held by them as of the end of the fiscal year ended January 30, 1998. No stock options were exercised by any of the named executive officers during fiscal 1998.

                                                 NUMBER OF SECURITIES
                                                      UNDERLYING                 VALUE OF UNEXERCISED
                                             UNEXERCISED OPTIONS HELD AT       IN-THE-MONEY OPTIONS AT
                                                   JANUARY 30, 1998              JANUARY 30, 1998(1)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
Guy Benhamou...............................         --             --             --              --
Shiu Shao..................................    104,750         11,000            $ 0             $ 0
Claudia Hollingsworth......................     24,000          6,000              0               0
David Wu...................................     24,000          6,000              0               0
Sophia Chalermsopone.......................     84,250         16,000              0               0

---------------
(1) Based on the closing price on the New York Stock Exchange of OroAmerica Common Stock on that date ($4.6875), minus the exercise price.

EMPLOYMENT AGREEMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Since September 30, 1993, Mr. Benhamou has served as Chairman, Chief Executive Officer and President pursuant to an employment agreement that automatically renews for successive one-year periods unless terminated by either party. Under the terms of the agreement, Mr. Benhamou receives an annual salary of $650,000 and a bonus in an amount determined by the Compensation Committee of the Board of Directors. Mr. Benhamou also is entitled to a bonus pursuant to the 1994 Chief Executive Officer Bonus Plan approved by stockholders in July 1994. See "Compensation Committee Report on Executive Compensation". In addition to salary and bonus, OroAmerica is required to provide Mr. Benhamou with the use of an automobile and pay all expenses incurred in connection therewith.

     In August 1996, OroAmerica entered into agreements with each of the named executive officers other than Mr. Benhamou, which provide for payments to them in the event of a change in control of OroAmerica. Under the agreements, the executive officer will be entitled to certain payments from OroAmerica if the executive officer's employment is terminated following a change in control of OroAmerica, unless such termination is (i) because of the executive officer's death or disability, (ii) by OroAmerica for "Cause" (as defined in the agreements) or (iii) by the executive officer other than for "Good Reason" (as defined in the agreements). The agreement with Mr. Shao provides for a payment of three times the average of his annual salary and bonus for the three fiscal years immediately preceding the change in control, reduced to the extent necessary to prevent the payments made to Mr. Shao from exceeding the limits imposed by Section 280G of the Internal Revenue Code of 1986. The agreement with Ms. Chalermsopone provides for a payment of 12 months' base salary at the rate being paid to her when the change in control occurred, and the agreements with Ms. Hollingsworth and Mr. Wu provide for a payment of $150,000. No termination benefit is required to be paid if the executive officer's employment terminates prior to a change in control. In addition, Mr. Shao's agreement may be terminated by OroAmerica at any time after August 7, 1999, while the agreements with Ms. Chalermsopone, Ms. Hollingsworth and Mr. Wu may now be terminated by OroAmerica at any time.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors was established on September 30, 1993, and currently consists of Messrs. Katz and Rousso, each of whom is a non-employee director. Mr. Massing also was a member of the Committee until March 1997. The Committee sets OroAmerica's compensation policies applicable to executive officers and administers OroAmerica's bonus plans and stock option plan. The Committee does not administer the Directors' Plan or the Supplemental Plan, both of which are administered by the Board. The Committee has prepared the following report for inclusion in this Proxy Statement.

  Compensation Policy for Executive Officers

     The policy of the Committee is to provide each executive officer current cash compensation that is reasonable and consistent with OroAmerica's size, industry and performance, and long-term incentive compensation, in the form of stock options, based on the increase in value of OroAmerica's Common Stock. In addition to salary, current cash compensation includes a bonus based in part on OroAmerica's current annual performance and in part on the executive's individual performance.

  Compensation of Chief Executive Officer

     Since the completion of OroAmerica's initial public offering in September 1993, Mr. Benhamou's salary ($650,000 per year) has been fixed by his employment contract, and he is entitled under the contract to a bonus determined by the Board of Directors or the Committee in its discretion. The Board has delegated this responsibility to the Committee.

     In keeping with the Committee's objective of rewarding executive officers based on corporate performance, and in order to assure the deductibility to OroAmerica of amounts paid to Mr. Benhamou, in March 1994, the Committee adopted the 1994 Chief Executive Officer Bonus Plan (the "Bonus Plan"), which was approved by stockholders in July 1994. The Bonus Plan provides for the payment to Mr. Benhamou of an annual bonus based on a percentage of the amount by which income before income taxes (before the payment of Mr. Benhamou's bonus) ("Pretax Income") for the applicable year exceeds $5.0 million, calculated as follows: 2% of Pretax Income in excess of $5.0 million up to $8.0 million; plus 4% of Pretax Income in excess of $8.0 million up to $15.0 million; plus 6% of Pretax Income in excess of $15.0 million. A bonus of $177,434 was paid to Mr. Benhamou pursuant to the Bonus Plan for fiscal 1998.

     Mr. Benhamou has not been awarded any stock options by OroAmerica, although he was eligible to participate in the 1988 Plan. Mr. Benhamou also participates in OroAmerica's 401(k) plan.

  Compensation of Other Executive Officers

     For fiscal 1998, compensation paid to OroAmerica's executive officers other than Mr. Benhamou consisted of a base salary, bonuses and contributions to a 401(k) plan. The base salaries of executive officers other than Mr. Benhamou for fiscal 1998 were determined by the Committee, based on Mr. Benhamou's recommendations. In determining salaries, Mr. Benhamou and the Committee considered available information about the pay scales of other companies in the jewelry industry. The Committee believes that the salaries of these executive officers are comparable to the salaries of executives with similar experience and responsibilities in the jewelry industry.

     Bonuses to executive officers other than Mr. Benhamou are awarded pursuant to OroAmerica's Executive/Key Employee Bonus Plan, which was adopted based on the recommendations of a compensation consulting firm. Under this plan, participating executives and key employees may receive a cash bonus calculated as a percentage of their base salary, with the applicable percentage determined by reference to the income before income taxes of OroAmerica for the applicable fiscal year and individual performance measures which are intended to recognize individual contributions as reflected by the level of the executive's responsibilities, his or her effectiveness in overseeing the matters under his or her supervision and the degree to which he or she has contributed to the accomplishment of major corporate goals. For each of the named executive officers, 50% of the bonus is based on company performance, and 50% of the bonus is based on individual performance. For certain other executive officers, the bonus is based 25% on company performance and 75% on individual performance. For the fiscal year ended January 30 1998, the income before income taxes targets and the individual performance measures were determined by the Committee, based on Mr. Benhamou's recommendations.

  Stock Option Plan

     OroAmerica's stock option program provides additional incentives to key employees to maximize stockholder value and provides a link between the interests of senior managers and stockholders. By utilizing vesting periods, the option program encourages key employees to remain in the employ of OroAmerica and provides a long-term perspective to the compensation available under the option program. The Committee determines the number of option shares to be granted to each participating employee based upon his or her level of responsibility, a review of OroAmerica's overall performance and prior grants. No stock options were awarded to any of the executive officers during fiscal 1998.

  Internal Revenue Code Provisions

     The Committee will continue to consider the anticipated tax treatment to OroAmerica regarding the compensation and benefits paid to the Chief Executive Officer and the four other most highly compensated executive officers of OroAmerica in light of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). The Committee from time to time will consider amendments to OroAmerica's compensation programs necessary to preserve the deductibility of all compensation paid by OroAmerica which is subject to Section 162(m). While OroAmerica does not expect to pay its executive officers compensation in fiscal 1999 in excess of the Section 162(m) deductibility limit, the Board of Directors and the Committee retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under
Section 162(m).

                                          David Rousso
                                          Bertram K. Massing
                                          Ronald A. Katz

PERFORMANCE GRAPH

     The following graph compares the cumulative stockholder return on OroAmerica Common Stock from September 23, 1993 (the date OroAmerica first became publicly traded) through January 30, 1998, based on the market price of the Common Stock, with the cumulative total return of the Nasdaq Market Value Index and the Media General Jewelry Index. The graph assumes that the value of the investment in OroAmerica Common Stock and each index was $100 on September 23, 1993 and that all dividends, if any, were reinvested. The comparisons in this table are not intended to forecast or be indicative of possible future price performance.

        COMPARISON OF CUMULATIVE STOCKHOLDER RETURN OF OROAMERICA, INC.,
           NASDAQ MARKET VALUE INDEX AND MEDIA GENERAL JEWELRY INDEX

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)         'OROAMERICA, INC.'    INDUSTRY INDEX       BROAD MARKET
9/23/93                                   100.00              100.00              100.00
1/28/94                                   114.29               97.72              106.38
1/27/95                                    55.10               88.03              100.54
2/2/96                                     37.24              117.90              140.77
1/31/97                                    38.78              132.55              185.26
1/30/98                                    38.27              144.96              218.21

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Bertram K. Massing, a partner of Ervin, Cohen & Jessup LLP, served as a member of the Compensation Committee during fiscal 1998. Ervin, Cohen & Jessup LLP provided legal services to OroAmerica during fiscal 1998, and OroAmerica expects that such law firm will render legal services to OroAmerica in the future.

                              CERTAIN TRANSACTIONS

     OroAmerica and Mr. Benhamou have entered into an agreement which obligates OroAmerica to make available to Mr. Benhamou appropriate books, records and personnel in connection with tax filings, audits and other proceedings relating to OroAmerica's status as an S Corporation prior to September 1, 1992, and for other similar matters, and to pay all expenses incurred in connection therewith. The agreement also requires OroAmerica to indemnify Mr. Benhamou for the effect of any adjustments (including interest and penalties) made by the Internal Revenue Service or state taxing authorities to the income tax returns of OroAmerica for periods in which OroAmerica was treated as an S Corporation, if such adjustments result in an increase in

Mr. Benhamou's tax liabilities. If, as a result of any such adjustments, Mr. Benhamou receives a refund from any taxing authority, Mr. Benhamou has agreed to pay such amount to OroAmerica as a capital contribution. The amount of any indemnification payment made by OroAmerica to Mr. Benhamou under this agreement will be increased to reflect the effects of any federal, state or local income taxes imposed on Mr. Benhamou as a result of the receipt of such payment, including any income taxes imposed on Mr. Benhamou as a result of any such increase in the amount of an indemnification payment. As a result of previous distributions made to Mr. Benhamou, OroAmerica may offset up to $540,950 against any subsequent obligations it may have to indemnify Mr. Benhamou under this agreement.

                  APPROVAL OF 1998 INCENTIVE STOCK OPTION PLAN

INTRODUCTION

     On April 14, 1998, the Board of Directors adopted, subject to stockholder approval, the OroAmerica, Inc. 1998 Incentive Stock Option Plan (the "1998 Plan"). The 1998 Plan enables the Compensation Committee to grant to executive officers and other key employees of OroAmerica and its subsidiaries options to purchase shares of Common Stock. The 1998 Plan provides that the maximum number of shares of Common Stock issuable upon the exercise of options granted under the 1998 Plan (sometimes called "Option Shares" herein) is 500,000.

     OroAmerica's prior incentive stock option plan expired on January 21, 1998. The Board of Directors believes, however, that the opportunity to receive options under the 1998 Plan provides an important incentive to employees to make significant and extraordinary contributions to the long-term performance and growth of OroAmerica. Accordingly, the Board of Directors recommends that stockholders vote "FOR" the 1998 Plan in order to assure that OroAmerica will continue to have options and Option Shares available to serve as a vehicle for attracting and retaining employees of exceptional ability.

     The full text of the 1998 Plan is set forth as Exhibit A hereto, and stockholders are urged to refer to it for a complete description. The summary of the principal features of the 1998 Plan which follows is qualified in its entirety by reference to the complete text of the 1998 Plan.

PRINCIPAL FEATURES OF THE PLAN

     Stock options granted under the 1998 Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), if so designated on the date of grant. Stock options that are not designated or do not qualify as incentive stock options are nonstatutory stock options and are not eligible for the tax benefits applicable to incentive stock options.

     No stock options may be granted under the 1998 Plan after April 13, 2008. If a stock option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder are available for future grants.

     The 1998 Plan is administered by the Compensation Committee, all of whose members are non-employee Directors. Members of the Compensation Committee are eligible to and have received awards under the Directors' Plan and the Supplemental Plan, but are not eligible to receive awards under the 1998 Plan. The Compensation Committee has complete authority, subject to the express provisions of the 1998 Plan, to approve the employees nominated by the management of OroAmerica to be granted stock options, to determine the number of stock options to be granted to employees, to set the terms and conditions of stock options, to remove or adjust any restrictions and conditions upon stock options and to adopt such rules and regulations, and to make all other determinations, deemed necessary or desirable for the administration of the 1998 Plan.

     In selecting optionees, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in OroAmerica and supervisor recommendations. Awards may be granted to the same employee on more than one occasion. Each stock option is evidenced by a written option agreement in a form approved by the Compensation Committee.

     The purchase price (the "Exercise Price") of Option Shares must be at least equal to the fair market value of such shares on the date the stock option is granted. The determination of fair market value of Option Shares is based on Nasdaq quotations. The stock option term is for a period of ten years from the date of grant or such shorter period as is determined by the Compensation Committee. Each stock option may provide that it is exercisable in full or in cumulative or noncumulative installments, and each stock option is exercisable from the date of grant or any later date specified therein, all as determined by the Compensation Committee. The Compensation Committee's authority to take certain actions under the 1998 Plan includes authority to accelerate vesting schedules and to otherwise waive or adjust restrictions applicable to the exercise of stock options.

     Each stock option may be exercised in whole or in part (but not as to fractional shares) by delivering a notice of exercise to OroAmerica, together with payment of the Exercise Price. The Exercise Price may be paid in cash, by cashier's or certified check or, if the Compensation Committee authorizes payment in stock, by surrender of previously owned shares of Common Stock.

     Except as otherwise provided below, an optionee may not exercise a stock option unless from the date of grant to the date of exercise the optionee remains continuously in the employ of OroAmerica. If the employment of the optionee terminates for any reason other than death or disability, the stock options then currently exercisable remain exercisable for a period of three months after such termination of employment, subject to earlier expiration at the end of their fixed term. If the employment of the optionee terminates because of death, the stock options then currently exercisable remain in full force and effect and may be exercised at any time during the option term pursuant to the provisions of the 1998 Plan. If the employment of the optionee terminates because of disability, the stock options then currently exercisable remain exercisable for a period of twelve months after such termination of employment, subject to earlier expiration at the end of their fixed term.

     An employee may receive incentive stock options covering Option Shares of any value, provided that the value of all Option Shares subject to one or more of such incentive stock options which are first exercisable in any one calendar year may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000). No employee may be granted incentive or nonstatutory stock options in any calendar year with respect to more than 50,000 Option Shares.

     Each stock option granted under the 1998 Plan is exercisable during an optionee's lifetime only by such optionee or by such optionee's legal representative. Incentive stock options are transferable only by will or the laws of intestate succession, but the Compensation Committee has the discretion to grant non-statutory stock options free of such restrictions.

     The Board of Directors may at any time suspend, amend or terminate the 1998 Plan. Stockholder approval is required, however, to materially increase the benefits accruing to optionees, materially increase the number of securities which may be issued (except for adjustments under anti-dilution clauses) or materially modify the requirements as to eligibility for participation. The 1998 Plan authorizes the Compensation Committee to include in stock options provisions which permit the acceleration of vesting in the event of a change in control of OroAmerica resulting from certain occurrences. OroAmerica intends to maintain a current registration statement under the Securities Act of 1933 with respect to the shares of Common Stock issuable upon the exercise of stock options granted under the 1998 Plan.

     On April 14, 1998, the Compensation Committee granted, subject to stockholder approval of the 1998 Plan, stock options to purchase an aggregate of 15,000 Option Shares at an exercise price of $7.00 per share, the fair market value of the Common Stock on the date of grant. On May 14, 1998, the last sales price of the Common Stock, as reported on the Nasdaq National Market, was $12.25 per share.

     The following table sets forth certain information with respect to options granted to date, subject to stockholder approval, under the 1998 Plan. Future grants under the 1998 Plan will be made at the discretion of the Compensation committee and are not yet determinable.

                                                                 NUMBER OF
                       NAME OR GROUP                          OPTIONS GRANTED
                       -------------                          ---------------
Guy Benhamou................................................           0
Shiu Shao...................................................           0
Claudia Hollingsworth.......................................           0
David Wu....................................................           0
Sophia Chalermsopone........................................           0
Executive Group.............................................       5,000
Non-Executive Director Group................................           0
Non-Executive Officer Employee Group........................      10,000

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

     The following is a short summary of the Federal income tax consequences of the grant and exercise of stock options under the 1998 Plan.

  Tax Consequences to Optionees

     Incentive Stock Options. An optionee recognizes no taxable income upon the grant of an incentive stock option. In addition, there will be no taxable income recognized by the optionee at the time of exercise of an incentive stock option provided the optionee has been in the employ of OroAmerica at all times during the period beginning on the date of grant and ending on the date three months before the date of exercise.

     Gain recognized upon a disposition of the Option Shares generally will be taxable as long-term capital gain if the shares are not disposed of within (i) two years from the date of grant of the incentive stock option and (ii) one year from the exercise date. If both of these conditions are not satisfied, the disposition is a "disqualifying disposition". In that event, gain equal to the excess of the fair market value of the Option Shares at the exercise date over the Exercise Price generally will be taxed as ordinary income and any further gain will be taxed as long-term capital gain if the shares were held more than 12 months. Different rules apply if an optionee exercises a stock option by surrendering shares of Common Stock which were previously acquired upon the exercise of an incentive stock option and with respect to which the optionee has not satisfied certain holding periods.

     Shares acquired upon the exercise of an incentive stock option by the payment of cash will have a basis equal to the Exercise Price of the stock option. Different rules apply if an optionee exercises a stock option by surrendering previously owned shares of Common Stock.

     Upon the exercise of an incentive stock option, an amount equal to the excess of the fair market value of the Option Shares at the exercise date over the Exercise Price is treated as alternative minimum taxable income for purposes of the alternative minimum tax.

     Incentive stock options exercised by an optionee who has not satisfied the applicable requirements as to continuous employment do not qualify for the tax treatment discussed above. Instead, the exercise of such options will be subject to the rules which apply to the exercise of nonstatutory stock options.

     Nonstatutory Stock Options. An optionee recognizes no taxable income upon the grant of a nonstatutory stock option. In general, upon the exercise of a nonstatutory stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Option Shares on the exercise date over the Exercise Price.

     Shares acquired upon the exercise of a nonstatutory stock option by the payment of cash will have a basis equal to their fair market value on the exercise date and have a holding period beginning on the exercise date. Different rules apply if an optionee exercises a stock option by surrendering previously owned shares of

Common Stock. Gain or loss recognized on a disposition of the Option Shares generally will qualify as long-term capital gain or loss if the shares have a holding period of more than 12 months.

     OroAmerica generally must collect and pay withholding taxes upon the exercise of a nonstatutory stock option. Withholding tax obligations arising from the exercise of a nonstatutory stock option may be satisfied by any payment method deemed appropriate by the Compensation Committee, including by withholding from the Option Shares otherwise issuable upon the exercise of the nonstatutory stock option the number of Option Shares having a fair market value equal to the amount of the withholding tax obligation. If Option Shares are withheld upon exercise in order to satisfy withholding taxes, such withholding will be treated as though the optionee had received the withheld Option Shares upon the exercise of the nonstatutory stock option and immediately sold them to OroAmerica at their fair market value on the exercise date. The optionee accordingly must recognize ordinary income in an amount equal to the excess of the fair market value of the withheld Option Shares on the exercise date over the amount he or she is deemed to have paid for them, in addition to the ordinary income attributable to the Option Shares which were not withheld.

  Tax Consequences to OroAmerica

     OroAmerica generally is allowed an income tax deduction for amounts that are taxable to optionees as ordinary income under the foregoing rules. Amounts deemed to be compensation to executive officers as a result of the exercise of stock options or the sale of Option Shares will not be taken into account in determining whether the compensation paid to the executive exceeds the limits on deductibility imposed under Section 162(m) of the Code.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the accounting firm of Price Waterhouse LLP to serve as independent auditors for the current fiscal year, subject to ratification by the stockholders. Price Waterhouse LLP has served as OroAmerica's independent auditors since 1983.

     The Board of Directors recommends a vote "FOR" ratification of this selection. Stockholder ratification of the selection of auditors is not required under the laws of the State of Delaware, but the Board has determined to ascertain the position of the stockholders on the selection. The Board of Directors will reconsider the selection if it is not ratified by the stockholders.

     It is anticipated that representatives of Price Waterhouse LLP will be present at the Annual Meeting, and such representatives will be given the opportunity to make a statement, if they so desire, and to answer appropriate questions.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by OroAmerica by January 22, 1999 to be considered by OroAmerica for inclusion in OroAmerica's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Secretary, OroAmerica, Inc., 443 North Varney Street, Burbank, California 91502.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires OroAmerica's executive officers and directors, and persons who own more than ten percent of a registered class of OroAmerica's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish OroAmerica with copies of all
Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to OroAmerica, or written representations that no Forms 5 were required, OroAmerica believes that, during fiscal 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 1998.

OTHER MATTERS

     Neither OroAmerica nor any of the persons named as proxies knows of any matters to be voted on at the Annual Meeting other than as described in this Proxy Statement. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

     The 1998 Annual Report to Stockholders accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

     WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                                                       EXHIBIT A

                                OROAMERICA, INC.

                        1998 INCENTIVE STOCK OPTION PLAN

     1. PURPOSE. This OroAmerica, Inc. 1998 Incentive Stock Option Plan (the "Plan") is intended to allow designated employees, executive officers and other corporate and divisional officers (all of whom are sometimes collectively referred to herein as "Employees") of OroAmerica, Inc., a Delaware corporation ("OroAmerica"), and Subsidiaries which it may have from time to time (OroAmerica and such Subsidiaries being together referred to herein as the "Company") to receive certain options under the Plan ("Stock Options") to purchase OroAmerica's common stock ("Common Stock") as herein provided. "Subsidiary" shall mean each corporation which is a "subsidiary corporation" of OroAmerica, within the definition contained in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The purpose of the Plan is to provide Employees with additional incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and to attract and retain Employees of exceptional ability.

     2. ADMINISTRATION.

     2.1 The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of OroAmerica (the "Board"). Each member of the Committee shall be a "Non-Employee Director" as that term is defined in Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), but no action of the Committee shall be invalid if this requirement is not met. The Committee shall select one of its members as Chairman and shall act by vote of a majority of a quorum or by unanimous written consent. A majority of its members shall constitute a quorum. The Committee shall be governed by the provisions of OroAmerica's Bylaws and of Delaware law applicable to the Board, except as otherwise provided herein or determined by the Board.

     2.2 The Committee shall have full and complete authority, in its discretion, but subject to the express provisions of the Plan: to approve the Employees nominated by the management of the Company to be granted Stock Options; to determine the number of Stock Options to be granted to an Employee; to determine the time or times at which Stock Options shall be granted; to establish the terms and conditions upon which Stock Options may be exercised; to remove or adjust any restrictions and conditions upon Stock Options; to specify, at the time of grant, provisions relating to the exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; to reprice Stock Options; and to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of the Plan. All interpretations and constructions of the Plan by the Committee, and all of its actions hereunder, shall be binding and conclusive on all persons for all purposes.

     2.3 The Company hereby agrees to indemnify and hold harmless each Committee member and each employee of the Company, and the estate and heirs of such Committee member or employee, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or employee or his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items.

     3. ELIGIBILITY AND PARTICIPATION. Employees eligible under the Plan shall be approved by the Committee from those Employees who, in the opinion of the management of the Company, are in positions which enable them to make significant and extraordinary contributions to the long-term performance and growth of the Company. In selecting Employees to whom Stock Options may be granted, consideration shall be given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in the Company and recommendations of supervisors.

     4. GRANTS. The Committee may grant Stock Options in such amounts, at such times, and to such Employees nominated by the management of the Company as the Committee, in its discretion, may determine; provided, however, that, subject to adjustment as provided in paragraph 11, the maximum number of shares of Common Stock for which Stock Options may be granted to any one Employee during any one calendar year shall be 50,000. Stock Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Code, if so designated by the Committee on the date of grant. The Committee shall also have the discretion to grant Stock Options which do not constitute incentive stock options and any such Stock Options shall be designated non-statutory stock options by the Committee on the date of grant. The aggregate fair market value (determined as of the time an incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Employee during any one calendar year (under all plans of the Company and any parent or subsidiary of the Company) may not exceed the maximum amount permitted under Section 422 of the Code (currently $100,000.00). Non-statutory stock options shall not be subject to the limitations relating to incentive stock options contained in the preceding sentence. Subject to the provisions of paragraph 11 hereof, the number of shares of Common Stock issued and issuable pursuant to the exercise of Stock Options granted hereunder shall not exceed 500,000. Each Stock Option shall be evidenced by a written agreement (the "Option Agreement") in a form approved by the Committee, which shall be executed on behalf of the Company and by the Employee to whom the Stock Option is granted. If a Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased thereunder shall again be available for purposes of the Plan.

     5. PURCHASE PRICE. The purchase price (the "Exercise Price") of shares of Common Stock subject to each Stock Option ("Option Shares") shall equal the fair market value ("Fair Market Value") of such shares on the date of grant of such Stock Option. Notwithstanding the foregoing, the Exercise Price of Option Shares subject to an incentive stock option granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or Subsidiary shall be at least equal to 110% of the Fair Market Value of such shares on the date of grant of such Stock Option. The Fair Market Value of a share of Common Stock on any date shall be equal to the closing price of the Common Stock for the last preceding day on which OroAmerica's shares were traded, and the method for determining the closing price shall be determined by the Committee.

     6. OPTION PERIOD. The Stock Option period (the "Term") shall commence on the date of grant of the Stock Option and shall be ten years or such shorter period as is determined by the Committee. Notwithstanding the foregoing, the Term of an incentive stock option granted to an Employee who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary shall not exceed five years. Each Stock Option shall provide that it is exercisable over its term in such periodic installments as the Committee in its sole discretion may determine. Such provisions need not be uniform. If an Employee shall not in any period purchase all of the Option Shares which the Employee is entitled to purchase in such period, the Employee may purchase all or any part of such Option Shares at any time prior to the expiration of the Stock Option.

     7. EXERCISE OF OPTIONS.

     7.1 Each Stock Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Secretary, at the principal office of the Company, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by paragraph 7.2. Payment may be made in cash, by cashier's or certified check or by surrender of previously owned shares of the Company's Common Stock valued pursuant to paragraph 5 (if the Committee authorizes payment in stock).

     7.2 Exercise of each Stock Option is conditioned upon the agreement of the Employee to the terms and conditions of this Plan and of such Stock Option as evidenced by the Employee's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Employee that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state securities laws; (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions; (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability; (d) if the Employee is subject to the reporting requirements of Section 16(a) of the Exchange Act (a "Section 16 Reporting Person"), the Employee will furnish to the Company a copy of each Form 4 or Form 5 filed by said Employee and will timely file all reports required under federal securities laws; and (e) the Employee will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

     7.3 No Stock Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Stock Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Stock Options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Stock Option would expire for any reason except the end of its term during such a suspension, then, if the exercise of such Stock Option is duly tendered before its expiration, such Stock Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of Option Shares.

     8. CONTINUOUS EMPLOYMENT. Except as provided in paragraph 10 below, an Employee may not exercise a Stock Option unless from the date of grant to the date of exercise such Employee remains continuously in the employ of the Company. For purposes of this paragraph 8, the period of continuous employment of an Employee with the Company shall be deemed to include (without extending the term of the Stock Option) any period during which such Employee is on leave of absence with the consent of the Company, provided that such leave of absence shall not exceed three (3) months and that such Employee returns to the employ of the Company at the expiration of such leave of absence. If such Employee fails to return to the employ of the Company at the expiration of such leave of absence, such Employee's employment with the Company shall be deemed terminated as of the date such leave of absence commenced. The continuous employment of an Employee with the Company shall also be deemed to include any period during which such Employee is a member of the Armed Forces of the United States, provided that such Employee returns to the employ of the Company within ninety
(90) days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge. If an Employee does not return to the employ of the Company within ninety (90) days (or such longer period as may be prescribed by law) from the date such Employee first becomes entitled to discharge, such Employee's employment with the Company shall be deemed to have terminated as of the date such Employee's military service ended.

     9. RESTRICTIONS ON TRANSFER. Incentive stock options granted under this Plan shall be transferable only by will or the laws of descent and distribution. The Committee shall have discretion to grant non-statutory stock options that are not subject to the restrictions on transfer relating to incentive stock options contained in the preceding sentence; provided, however, that non-statutory stock options granted to a Section 16 Reporting Person shall be subject to such restrictions on transfer as may be required to qualify for the exemption provided for in Rule 16b-3 or otherwise imposed by the Committee in its sole and absolute discretion. No interest of any Employee under the Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Each Stock Option shall be exercisable during an Employee's lifetime only by such Employee and, in the case of non-statutory stock options, such Employee's permitted transferees.

     10. TERMINATION OF EMPLOYMENT.

     10.1 Subject to the discretion of the Committee with respect to non-statutory Stock Options, upon termination of an Employee's employment with the Company by reason of death, all outstanding Stock

Options to the extent exercisable on the date of death of the Employee shall remain in full force and effect and may be exercised pursuant to the provisions thereof at any time prior to expiration at the end of the fixed term thereof. Upon termination of an Employee's employment with the Company by reason of Disability, all outstanding Stock Options to the extent exercisable on the date of termination of employment may be exercised pursuant to the provisions thereof at any time until the earlier of the end of the fixed term thereof and the expiration of twelve months following termination of the Employee's employment. Unless otherwise provided by the Committee, all Stock Options to the extent not presently exercisable by such Employee at the date of death or termination of employment by reason of Disability shall terminate as of the date of death or such termination of employment and shall not be exercisable thereafter.

     10.2 Subject to the discretion of the Committee with respect to non-statutory Stock Options, upon the termination of the Employee's employment with the Company for any reason other than the reasons set forth in paragraph
10.1 hereof, the Stock Option may be exercised during the period of three months following the date of such termination of employment, but only to the extent that such Stock Option was outstanding and exercisable on such date of termination of employment. Unless otherwise provided by the Committee, all Stock Options to the extent not then presently exercisable by such Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

     10.3 For purposes of this Plan, "Disability" shall mean total and permanent incapacity of an Employee, due to physical impairment or legally established mental incompetence, to perform the usual duties of such Employee's employment with the Company, which disability shall be determined: (i) on medical evidence by a licensed physician designated by the Committee; or (ii) on evidence that the Employee has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

     11. ADJUSTMENTS UPON CHANGE IN CAPITALIZATION.

     11.1 The number and class of shares subject to each outstanding Stock Option, the Exercise Price thereof (but not the total price) and the maximum number of Stock Options that may be granted under the Plan shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Stock Option, the Employee shall receive the number and class of shares such Employee would have received had such Employee been the holder of the number of shares of Common Stock for which the Stock Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

     11.2 Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which OroAmerica is not the surviving corporation or in which OroAmerica survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the property of the Company to another corporation, or any dividend or distribution to stockholders of more than ten percent (10%) of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares then remaining, as if the Employee had been the owner of such Option Shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

     11.3 In the sole discretion of the Committee, Stock Options may include provisions, on terms (which need not be uniform) authorized by the Committee in its sole discretion, that accelerate the Employees' rights to exercise Stock Options upon a "Change in Control" (as defined by the Committee in its sole discretion) of the Company.

     12. WITHHOLDING TAXES. The Company shall have the right at the time of exercise of any Stock Option to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise ("Tax Liability"), to ensure the payment of any such Tax Liability. The Company may provide for the payment of any Tax Liability by any of the following means or a combination of such means, as determined by the Committee in its sole and absolute discretion in the particular case: (i) by requiring the Employee to tender a cash payment to the Company; (ii) by withholding from the Employee's salary; (iii) by withholding from the Option Shares which would otherwise be issuable upon exercise of the Stock Option that number of Option Shares having an aggregate fair market value (determined in the manner prescribed by paragraph 5) as of the date the withholding tax obligation arises that is equal to the Employee's Tax Liability; or (iv) by any other method deemed appropriate by the Committee. Satisfaction of the Tax Liability of a Section 16 Reporting Person may be made by the method of payment specified in clause (iii) above upon satisfaction of such additional conditions as the Committee shall deem in its sole and absolute discretion as appropriate in order for such withholding of Option Shares to qualify for the exemption provided for in Section 16b-3 of the Exchange Act.

     13. RELATIONSHIP TO OTHER EMPLOYEE BENEFIT PLANS. Stock Options granted hereunder shall not be deemed to be salary or other compensation to any Employee for purposes of any pension, thrift, profit-sharing, stock purchase or any other employee benefit plan now maintained or hereafter adopted by the Company.

     14. AMENDMENTS AND TERMINATION. The Board of Directors may at any time suspend, amend or terminate this Plan. No amendment or modification of this Plan may be adopted, except subject to stockholder approval, which would materially increase the number of securities which may be issued under this Plan (except for adjustments pursuant to paragraph 11 hereof) or change the designation of Employees eligible to receive incentive stock options under the Plan.

     15. SUCCESSORS IN INTEREST. The provisions of this Plan and the actions of the Committee shall be binding upon all heirs, successors and assigns of the Company and of Employees.

     16. OTHER DOCUMENTS. All documents prepared, executed or delivered in connection with this Plan shall be, in substance and form, as established and modified by the Committee or by persons under its direction and supervision; provided, however, that all such documents shall be subject in every respect to the provisions of this Plan, and in the event of any conflict between the terms of any such document and this Plan, the provisions of this Plan shall prevail. All Stock Options shall be evidenced by written agreements executed by the Company and the Employees to whom the Stock Options have been granted.

     17. NO OBLIGATION TO CONTINUE EMPLOYMENT. This Plan and grants hereunder shall not impose any obligation on the Company to continue to employ any Employee. Moreover, no provision of this Plan or any document executed or delivered pursuant to this Plan shall be deemed modified in any way by any employment contract between an Employee (or other employee) and the Company.

     18. MISCONDUCT OF AN EMPLOYEE. Notwithstanding any other provision of this Plan, if an Employee commits fraud or dishonesty toward the Company or wrongfully uses or discloses any trade secret, confidential data or other information proprietary to the Company, or intentionally takes any other action materially inimical to the best interests of the Company, as determined by the Committee, in its sole and absolute discretion, such Employee shall forfeit all rights and benefits under this Plan.

     19. TERM OF PLAN. This Plan was adopted by the Board effective April 14, 1998. No Stock Options may be granted under this Plan after April 13, 2008.

     20. GOVERNING LAW. This Plan shall be construed in accordance with, and governed by, the laws of the State of Delaware.

     21. STOCKHOLDER APPROVAL. No Stock Option shall be exercisable unless and until the stockholders of the Company have approved this Plan and all other legal requirements have been fully complied with.

     22. PRIVILEGES OF STOCK OWNERSHIP. The holder of a Stock Option shall not be entitled to the privileges of stock ownership as to any shares of Common Stock not actually issued to such holder.

     IN WITNESS WHEREOF, this Plan has been executed effective as of the 14th day of April, 1998.

                                          OROAMERICA, INC.

                                          By:     /s/  GUY BENHAMOU
                                          --------------------------------------
                                                       Guy Benhamou
                                                  Chairman of the Board

                                OROAMERICA, INC.

            PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
               MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 1998

        The undersigned, revoking any previous proxies for such stock, hereby appoints Guy Benhamou and Shiu Shao, and each of them, proxies of the undersigned with full power of substitution to each, to vote all shares of Common Stock of OROAMERICA, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of OroAmerica, Inc. to be held on June 23, 1998, and all postponements or adjournments thereof, with all the power the undersigned would possess if personally present, with authority to vote (i) as specified by the undersigned below and (ii) in the discretion of any proxy upon such other business as may properly come before the meeting.

Vote this proxy as follows:

        1.      Election of directors:

   FOR THE NOMINEES LISTED BELOW  -                 WITHHOLD VOTE -
   (except as marked to the contrary below)         (for both nominees)

         Guy Benhamou, Shiu Shao, Bertram K. Massing, Ronald A. Katz and
                                  David Rousso

INSTRUCTION: TO WITHHOLD VOTE FOR A NOMINEE, MARK THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.

        3.      Proposal to approve the 1998 Incentive Stock Option Plan:

        FOR -                AGAINST -                    ABSTAIN -

        2. Proposal to ratify the selection of Price Waterhouse LLP as independent auditors:

        FOR -                AGAINST -                    ABSTAIN -

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE 1998 INCENTIVE STOCK OPTION PLAN, FOR THE RATIFICATION OF AUDITORS AND OTHERWISE IN THE DISCRETION OF ANY OF THE PERSONS ACTING AS PROXIES.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon. If stock is held jointly, each should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s). If this proxy is submitted to a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.


Dated: _______________, 1998                ____________________________________

                                            ____________________________________
                                            (Signature of stockholder)

                                            IMPORTANT: PLEASE SIGN PROXY EXACTLY
                                            AS YOUR NAME OR NAMES APPEAR HEREON.